UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 17, 2018

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 17, 2018, SkyWest, Inc. (the “Company”), its wholly owned subsidiary ExpressJet Airlines, Inc. (“ExpressJet”) and United Airlines, Inc. (“United”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which United has agreed to acquire certain specified assets and liabilities of ExpressJet, including, among other things, aircraft engines, auxiliary power units, rotable spare parts, ground support equipment and flight training equipment for approximately $58 million in cash, subject to certain purchase price adjustments (the “Asset Purchase”). Certain assets and liabilities of ExpressJet will be expressly excluded from the Asset Purchase.

ExpressJet and United agreed to customary representations, warranties and covenants in the Asset Purchase Agreement. During the period from the date of the Asset Purchase Agreement until the closing, ExpressJet has agreed to conduct its business in the ordinary course and in a manner consistent with past practice and not to take certain actions prior to the closing without the consent of United.

The closing of the Asset Purchase is subject to customary conditions, including, among others, (i) the absence of any law or order prohibiting the consummation of the closing, (ii) the parties’ compliance with the covenants and agreements in the Asset Purchase Agreement in all material respects, (iii) the accuracy of the parties’ representations and warranties contained in the Asset Purchase Agreement (subject to certain materiality qualifications), and (iv) the absence of any material adverse effect on ExpressJet. The Asset Purchase is expected to close in early 2019.

Under the Asset Purchase Agreement, SkyWest will indemnify United against damages arising from, among other things, breaches of SkyWest’s or ExpressJet’s representations, warranties or covenants under the Asset Purchase Agreement. The indemnification period generally runs for a period of 12 months from the closing, with longer survival periods for certain specified representations and warranties. SkyWest’s indemnification obligations are subject to a deductible in certain cases of $1.0 million, and SkyWest’s aggregate liability under such indemnification claims, collectively with any indemnification claims under the Stock Purchase Agreement (as defined below), is generally limited to $10.0 million, and the full purchase price for breaches of certain fundamental representations and warranties, covenants and certain other matters.

The Asset Purchase Agreement contains customary termination rights for both ExpressJet and United, including, among other bases for termination, if the Asset Purchase is not consummated by December 31, 2019.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stock Purchase Agreement

Also on December 17, 2018, SkyWest and ManaAir, LLC (the “Buyer”), a company in which United owns a minority interest, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which, following the completion of the Asset Purchase, the Buyer has agreed to acquire all of the outstanding shares of capital stock of ExpressJet from SkyWest for approximately $13 million in cash, subject to certain purchase price adjustments (the “Stock Purchase,” and collectively with the Asset Purchase, the “ExpressJet Sale”).

SkyWest and the Buyer agreed to customary representations, warranties and covenants in the Stock Purchase Agreement. During the period from the date of the Stock Purchase Agreement until the closing, SkyWest has agreed to cause ExpressJet to conduct its business in the ordinary course and in a manner consistent with past practice and not to take certain actions prior to the closing without the consent of the Buyer.

The closing of the Stock Purchase is subject to customary conditions, including, among others, (i) the absence of any law or order prohibiting the consummation of the closing, (ii) the receipt of certain regulatory approvals, (iii) the parties’ compliance with the covenants and agreements in the Stock Purchase Agreement in all material respects, (iv) the accuracy of the parties’ representations and warranties contained in the Stock Purchase Agreement (subject to certain materiality qualifications), and (v) the absence of any material adverse effect on ExpressJet. The Stock Purchase is expected to close in early 2019, following the closing of the Asset Purchase.

In connection with the closing of the Stock Purchase, United has agreed to give SkyWest a priority position for 25 new dual-class growth aircraft, and SkyWest has agreed to lease 20 CRJ200 aircraft to the Buyer for up to five years. The transaction also includes certain protections around existing SkyWest flying to maintain a consistent level of flight hours with United for an agreed period.

Under the Stock Purchase Agreement, SkyWest will indemnify the Buyer against damages arising from, among other things, breaches of SkyWest’s representations, warranties or covenants under the Stock Purchase Agreement. The indemnification period generally runs for a period of 12 months from the closing, with longer survival periods for certain specified representations and warranties. SkyWest’s indemnification obligations are subject to a deductible in certain cases of $500,000, and SkyWest’s aggregate liability under such indemnification claims, collectively with any indemnification claims under the Asset Purchase Agreement, is generally limited to $10.0 million, $20.0 million for breaches of certain environmental representations and warranties, and the full purchase price for breaches of certain fundamental representations and warranties, covenants and certain other matters.

The Stock Purchase Agreement contains customary termination rights for both SkyWest and the Buyer, including, among other bases for termination, if the Stock Purchase is not consummated by December 31, 2019.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Asset Purchase Agreement and Stock Purchase Agreement have been attached to this Current Report on Form 8-K to provide investors with information regarding their terms. The Asset Purchase Agreement and Stock Purchase Agreement are not intended to provide any other factual information about SkyWest, ExpressJet, United or the Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement and Stock Purchase Agreement were made only for purposes of the Asset Purchase Agreement and Stock Purchase Agreement, respectively, as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement and Stock Purchase Agreement, which subsequent information may or may not be fully reflected in SkyWest’s public disclosures.

Loan Agreement

On December 17, 2018, in connection with the entry into the Stock Purchase Agreement, SkyWest Leasing, Inc. (“SkyWest Leasing”), a wholly-owned subsidiary of SkyWest, entered into a Loan Agreement with Kair Enterprises, Inc. (“Borrower”), the majority owner of the Buyer, pursuant to which SkyWest Leasing agreed to make certain loans to the Borrower at or following the closing of the Stock Purchase to facilitate payment of the purchase price, in the amount of approximately $10 million, which amount is subject to adjustment in accordance with, among other things, the purchase price adjustment mechanics set forth in the Stock Purchase Agreement. Such loans will accrue interest at the rate of 6.85% per annum, mature on the last business day of the last month immediately preceding the two-year anniversary of the closing of the Stock Purchase and be secured by, among other things, the Borrower’s ownership interests in the Buyer.

Transition Services Agreement

As a condition to and in connection with the closing of the Stock Purchase, SkyWest and ExpressJet will enter into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which, following the closing, SkyWest will provide certain transitional services to ExpressJet, including with respect to information technology, finance and accounting, and benefits administration matters, for a market-based fee.

SkyWest’s obligations under the Transition Services Agreement generally expire 18 months following the closing of the Stock Purchase, with certain obligations expiring 12 months following such closing, subject to certain early termination rights.

Item 7.01. Regulation FD Disclosure.

On December 18, 2018, SkyWest issued a press release announcing the execution of the definitive agreements in respect of the ExpressJet Sale.  A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by SkyWest under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Title of Document
2.1	Asset Purchase Agreement, dated as of December 17, 2018, by and between ExpressJet Airlines, Inc. and United Airlines, Inc.*

2.2	Stock Purchase Agreement, dated as of December 17, 2018, by and between SkyWest, Inc. and ManaAir LLC.*

The following exhibit is being furnished herewith:

99.1	Press release dated December 18, 2018.

*                                         Certain schedules referenced herein have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Statements used in this report that relate to the expected terms, timing and benefits related to the ExpressJet Sale, SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this report are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines, Inc. or ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this report, including the risk that the ExpressJet Sale may not close on the terms or timing described herein, or at all. SkyWest may not be able to complete the proposed ExpressJet Sale on the terms or timing described above or at all because of a number of factors, including, without limitation, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement or the Stock Purchase Agreement, (ii) the failure of the parties to satisfy the closing conditions to the ExpressJet Sale and (iii) the effect of the announcement of the ExpressJet Sale on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and partners, and maintain their operating results and business generally. Additional risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: December 18, 2018	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer